UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On June 12, 2025, FibroGen (“FibroGen” or the “Company”) entered into a Termination, Asset Transfer and License Agreement (the “Agreement”) with HiFiBiO Inc. (“HiFiBiO”). The Agreement terminates the Exclusive License and Option Agreement between the parties, dated June 16, 2021, as amended on February 14, 2024 (the “License Agreement”), and all rights and obligations of FibroGen under the License Agreement shall cease and terminate, subject to certain survival terms.

Under the Agreement, FibroGen has also licensed HiFiBiO the anti-CCR8 and anti-Gal-9 intellectual property developed by FibroGen. In the event HiFiBiO sublicenses Gal-9 (FG-3165) and/or CCR8 (FG-3175) assets, FibroGen is eligible to receive a mid single-digit to low double-digit share of HiFiBiO’s license revenues and low double-digit share of HiFiBiO’s commercial royalties. In the case HiFiBiO commercializes either asset, FibroGen has the potential to receive single digit royalties based upon worldwide net sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	June 13, 2025	By:	/s/ John Alden
John Alden General Counsel